EXHIBIT 99.2

                             Charming Shoppes, Inc.

Charming Shoppes' Acquisition of Crosstown Traders, Inc.
TRANSACTION SUMMARY SHEET

On May 19, 2005, Charming Shoppes, Inc. (NASDAQ:CHRS) a leading retail apparel chain specializing in women's plus-size apparel, announced a definitive agreement to purchase Crosstown Traders, Inc. from JP Morgan Partners, the private equity arm of J.P. Morgan Chase & Co.

Strategic Rationale for Charming Shoppes' Acquisition of Crosstown Traders

     o This acquisition is a significant milestone in Charming Shoppes' transformation into a multi-channel retailer and a major step in Charming Shoppes' long-term growth strategy.

     o A key step in positioning Charming Shoppes for the launch of its own catalog for the Lane Bryant brand when the catalog trademark rights reverts to Lane Bryant in October 2007.

     o Affords Charming Shoppes the opportunity to immediately and profitably expand both its revenue and customer base, adding approximately $460 million in annual revenue from Crosstown Traders' active customer base of nearly 4 million names.

     o Enables Charming Shoppes to enter a new sales channel to quickly and meaningfully advance its strategy for growth as a multi-channel retailer.

     o Crosstown Traders, Inc. is a strong and profitable company, with a seasoned and longstanding management team.

     o Crosstown Traders' operating margins are strong and are expected to enhance Charming Shoppes' consolidated margins and earnings.

     o The transaction provides Charming Shoppes with a complete and scalable infrastructure to support planned expansion in both the catalog and e-commerce direct-to-consumer channels.

     o Charming Shoppes' expertise in proprietary credit, its customer database of 29 million names, and the ability to leverage expertise in direct sourcing will be important assets to Crosstown Traders, Inc.

     o Crosstown Traders' and Charming Shoppes' infrastructures are complementary, and will support significant growth of the combined company.

Transaction Overview

     o Charming Shoppes will pay approximately $218 million in cash for Crosstown Traders, plus the assumption of Crosstown Traders' debt.

     o The transaction will be financed with existing cash and borrowings under Charming Shoppes' revolving credit facility.

     o Charming Shoppes plans to securitize a substantial portion of Crosstown Trader's accounts receivable.

     o Subject to regulatory approval and certain closing conditions, the transaction should be completed during the second quarter of the current fiscal year.

     o The deal is expected to be accretive to earnings per share beginning in the current fiscal year.


About Charming Shoppes, Inc.

     o A leading retail apparel chain specializing in women's plus-sizes, under the brands Lane Bryant(R), Fashion Bug(R), and Catherines Plus Sizes(R)

     o    Sales for Fiscal 2005 were $2.3 billion

     o    Database of 29 million customer names

     o Headquartered in Bensalem, PA with 27,000 employees and 2,230 stores located throughout the United States (48 states)

     o    Website: www.charmingshoppes.com

     o    Dorrit J. Bern, Chairman, President and CEO


About Crosstown Traders, Inc.

     o Crosstown Traders is a leading apparel catalog retailer, with 11 catalog titles

     o Sales for Fiscal 2005 were approximately $460 million, with the majority of revenues from women's apparel, footwear and accessories

     o    Nearly 4 million active customers

     o Headquartered in Tucson, AZ, with 3 distribution centers and 850 call center seats at additional locations

     o    Crosstown Traders has 1,400 full-time and 2,000 seasonal employees

     o A longstanding and seasoned management team, led by Steven Lightman, President


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SAFE HARBOR STATEMENT -

This document contains certain forward-looking statements concerning the Company's proposed acquisition of Crosstown Traders, Inc. and its and the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, sales, expenses, gross margin, capital expenditures, earnings per share, and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to complete the acquisition of Crosstown Traders, Inc. or the related financing arrangements, or to successfully integrate its operations with Charming Shoppes, Inc., the failure to implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, the failure to successfully implement the Company's business plan for Crosstown Traders, Inc., changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.